UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           May 11, 2000 (May 11, 2000)
                Date of Report (Date of earliest event reported)

                           TRIMBLE NAVIGATION LIMITED
             (Exact name of registrant as specified in its charter)

         California                    0-18645                 94-2802192
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              identification No.)


 645 North Mary Avenue, Sunnyvale, California                        94088
(Address of Principal Executive Offices)                          (Zip Code)

                                 (408) 481-8000
              (Registrant's telephone number, including area code)

                                 Not Applicable

              (Former name, former address and former fiscal year,
                          if changed since last report)



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This report contains  forward-looking  statements  within the meaning of Section
27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those indicated in the forward-looking statements due to a number of factors including, but not limited to, as a result of the risk factors set forth below in this report as well as those set forth in the Company's Annual Report on Form 10-K and the other reports and documents that the Company files from time to time with the Securities and Exchange Commission.

Item 5. Other Events.

     On May 11, 2000, Trimble Navigation Limited ("Trimble") announced it entered into a definitive agreement to acquire the Spectra Precision wholly owned businesses of Thermo Instrument Systems Inc., a Thermo Electron company, collectively known as the "Spectra Precision Group" for an aggregate purchase price of approximately $280 million. The transaction contemplates the acquisition of 100% of the stock of Spectra Precision Inc., a Delaware corporation, Spectra Precision SRL, an Italian corporation, Spectra Physics Holdings GmbH, a German corporation, and Spectra Precision BV, a Netherlands corporation. The transaction also contemplates the acquisition of certain assets and liabilities of Spectra Precision AB, a Swedish corporation, including 100% of the shares of Spectra Precision SA, a French corporation, Spectra Precision Scandinavia AB, a Swedish corporation, Spectra Precision of Canada Ltd., a Canadian corporation, and Spectra Precision Handelsges mbH, an Austrian corporation.

     This transaction will be accounted for as a purchase and will be financed with approximately $80 million in cash, $80 million in a seller subordinated note, the assumption of approximately $10 million of debt and additional bank financing. The company expects to record approximately $240 million of goodwill, which will be amortized over 20 years. The closing of the transaction, which is expected at the end of the second fiscal quarter 2000, is subject to regulatory approval and other conditions to close.

     Revenues for the Spectra Precision Group for the last twelve months ended April 30, 2000, including annualizing the results for Spectra Precision AB's September 1999 joint venture with an affiliate of the Carl Zeiss Group, were approximately $230 million. The Spectra Precision Group currently has manufacturing and development centers in Ohio, Sweden, and Germany, and has approximately 1,300 employees.

     The Spectra Precision Group develops instruments and systems that provide positioning solutions for four major customer applications:

1. Surveying -- Spectra Precision AB is a leading supplier of surveying and positioning systems based on both optical measurement and GPS technology. Products are used in highway construction, site development and other infrastructure development projects.

2. Construction Site Positioning -- Spectra Precision Group is a leading supplier of laser-based positioning instruments which permit the accurate alignment of foundations, sewers, walls, floors and ceilings.

3. Construction and Agricultural Machine Control -- The Spectra Precision Group is a leading supplier of laser systems which correctly position and control heavy construction equipment in construction site preparation, highway construction and agricultural land leveling.

4. Software -- The Spectra Precision Software Inc., a subsidiary of Spectra Precision, Inc., is a leading developer of three-dimensional land modeling software for the civil engineering, surveying, construction, GIS and photogrammetry industries.

     We believe that this transaction will strengthen Trimble's position as a provider of positioning solutions worldwide. Some of the anticipated strategic and operational benefits include:

1. The combination will create a company with a substantially expanded product mix, providing current and potential customers with the ability to purchase a broader range of integrated products and services, for a more complete solution.

2. The Spectra Precision Group's cutting edge laser and optical capabilities will complement Trimble's current GPS product offerings and will better serve the needs of our customers in the surveying, construction, and agriculture market.

3. The addition of the Spectra Precision Group's products and services will enable Trimble to address additional segments of the surveying, construction, and agricultural market not currently served by GPS technology.

4. An element of Trimble's construction strategy is to be a significant provider of wireless platforms to the future construction site. The Spectra Precision Group expands the number of platforms we can integrate into that wireless information strategy. In addition, the Spectra Precision Group has over three decades of experience in the construction

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     industry and will be a strong  partner to Trimble as we execute our strategy of bringing  wireless information to the construction site.

5. The combination will allow Trimble to provide its current GPS products to a larger customer base by accessing The Spectra Precision Groups distribution capabilities. In addition, the Trimble sales force will now have access to the robotic optical total station and be able to provide existing Trimble customers with a full positioning solution.

6. The combination will provide the opportunity to leverage overhead and economies of scale to achieve improved financial performance.

7. The combination will assemble a complementary management team with extensive real-world experience and specialized industry know-how.

     Before non-recurring merger related expenses and after accounting for synergies, increased financing expenses, and goodwill amortization, we expect the combined pro forma earnings per share, on a fully taxed bases using current statutory rates to be slightly dilutive in fiscal year 2000 by approximately five to ten cents per diluted share or 7 to 12%, but significantly accretive in fiscal year 2001 by approximately 15 to 20%.

     The pending acquisition involves a number of risks including Trimble's ability to finance the acquisition and the associated costs through future cash flows, the diversion of management's attention to the integration of the companies, assets, operations and personnel; the introduction of new products and services into Trimble's business; and the risk of loss of key employees. Our profitability may suffer if we are unable to successfully integrate and manage this acquisition, or if we do not generate sufficient revenue to offset the increased expenses associated with this acquisition.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
(Registrant)

By:     /s/Mary Elen Genovese
        --------------------------------------------------------
         Mary Ellen Genovese
        (Vice President Finance, Chief Financial Officer, and
         Corporate Controller)


Dated:   May 11, 2000